Exhibit 10.2

                               EXCHANGE AGREEMENT

     This Exchange Agreement (the "Agreement") is made and entered into as of October 30, 2002, by and among Precision Funding, L.L.C., a Virginia limited liability company ("Precision Funding"), Desarollo Integrado, S.A. de C.V. ("Desarollo"), Arthur C. Kellar, in his individual capacity ("Kellar" and, together with Precision Funding and Desarollo, the "Transferors"), and Precision Auto Care, Inc., a Virginia corporation (the "Company").

                                    RECITALS

     WHEREAS, on January 25, 1999, the Company issued a subordinated debenture to Kellar with a principal amount of $5,000,000 plus a financing fee of $50,000 (the "Subordinated Debenture");

     WHEREAS, the current amount outstanding under the Subordinated Debenture, including accrued interest, is $5,269,892.54 and such amount is to mature on [September 30, 2003];

     WHEREAS, on October 1, 2000, Precision Funding entered into an agreement with the Company pursuant to which Precision Funding made available to the Company a credit facility of $11.25 million bearing interest at a fixed rate of 12% per annum with provision for higher rates in the event of default (the "Credit Facility");

     WHEREAS, on September 29, 2000, the Company issued a senior debenture in the original principal amount of $11,250,000 (the "Senior Debenture" and, together with the Subordinated Debenture, the "Debentures") to Precision Funding pursuant to the terms of the Credit Facility;

     WHEREAS, the current amount outstanding under the Senior Debenture, including accrued interest, is $12,679,888.16 and such amount is to mature on September 30, 2004;

     WHEREAS, the current financial condition of the Company does not permit the Company to make its scheduled payments under the terms of the Debentures;

     WHEREAS, it is agreed that a restructuring of the amounts outstanding under the Debentures will result in a significant financial benefit to the Company;

     WHEREAS, in order to effect such restructuring of the amounts outstanding under the Debentures, the Company desires, and each Transferor has agreed, to exchange the Debentures for equity in the Company, and contemporaneously therewith cause the termination of the Credit Facility, as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto do hereby agree as follows:

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     1.   Contribution and Sale of the Debentures.

          (a) Pursuant to the terms hereof, Kellar and Precision Funding hereby agree to contribute the Debentures to the Company (the "Contribution") at the Closing (defined below) free and clear of any and all restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended, and state securities laws), taxes, mortgages, liens, encumbrances, charges, pledges, impositions, security interests, options, warrants, purchase rights, rights of first refusal, contracts, commitments, equities, claims and demands ("Liens").

          (b) The Company hereby agrees to accept the Contribution of such Debentures from Kellar and Precision Funding and, in consideration for such Contribution, shall issue in accordance with this Section 1 to Kellar and Precision Funding the following equity securities of the Company, in the amounts described in Section Error! Reference source not found. below: (i) shares of Series A Cumulative Redeemable Preferred Stock ("Preferred Stock"), the terms of which are attached hereto as Exhibit A (the "Articles of Amendment"), (ii) shares of common stock, par value $.01 per share ("Common Stock"), and (iii) warrants to purchase Common Stock ("Warrants"), the form of which is attached hereto as Exhibit B.

          (c) The number of shares of Preferred Stock, the number of shares of Common Stock and the number of Warrants issuable to Kellar and Precision Funding in consideration for the Contribution of the Debentures are set forth on Exhibit C hereto (the "Exchange Equity Consideration"); provided, however, that Precision Funding hereby directs that the portion of the Exchange Equity Consideration issuable to it be distributed in equal shares to its members, Kellar and Desarollo.

          (d)  The equity securities of the Company, issued pursuant to this
Section 1, shall be issued at 12:01 a.m. on the next business day following the Closing date.

     2. Conditions Precedent to Contribution. The obligation of Kellar and Precision Funding to make the Contribution is subject to the condition precedent that, at the closing of the transactions contemplated hereby as of the date hereof (the "Closing"), the Transferors shall have received from the Company, in form and substance satisfactory to the Transferors and their counsel, the following:

          (a)  this Agreement;

          (b) certificates for the number of shares of Preferred Stock and Common Stock issuable in connection with the Contribution;

          (c)  the Warrants;

          (d) an Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit D;

          (e)  a Voting Agreement in the form attached hereto as Exhibit E;

          (f) a Side Letter Agreement regarding the termination of the Credit Facility attached hereto as Exhibit F;

          (g) a certificate of the Secretary of the Company (i) attaching a copy of the Company's Articles of Incorporation, as amended by the Articles of Amendment (the "Charter"), Bylaws and applicable good standing certificates, and
(ii) with respect to the incumbency and resolutions authorizing the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

     3. Transferors' Representations and Warranties. Each Transferor, severally and not jointly, as applicable, hereby represents and warrants to the Company, as of the date hereof, as follows:

          (a) Absence of Liens. Precision Funding owns the Senior Debenture free and clear of any and all Liens; Kellar owns the Subordinated Debenture free and clear of any and all Liens.

          (b) Necessary Authorization and Approval. Each Transferor has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of each Transferor to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by each Transferor and constitutes the legal, valid and binding obligation of each Transferor in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires either Transferor to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment, order, writ, injunction or decree, which is binding on either Transferor or the terms of any contract to which either Transferor is a party. Precision Funding is a limited liability company duly organized, validly existing and in good standing under the laws of Commonwealth of Virginia and has all requisite power and authority to carry on its business as now being conducted.

          (c) Securities Laws; Restricted Securities. Each Transferor has been advised that the shares of Common Stock, shares of Preferred Stock and shares of Common Stock underlying the Warrants (the "Restricted Shares") have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws. Each Transferor realizes that (i) the Restricted Shares have not been registered under the Act, are characterized as "restricted securities" under the Act and, therefore, cannot be sold or transferred unless subsequently registered under the Act or an exemption from such registration is available and (ii) there is presently no public market for the Preferred Stock and the Transferors would most likely not be able to liquidate its investment in the event of an emergency or pledge the Preferred Stock as collateral security for loans. Each Transferor represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          (d) Purchase Entirely for Own Account. The Restricted Shares will be acquired by each Transferor for investment for its own account, not as a nominee or agent, and not with a view to reselling, granting any participation in or otherwise distributing any of the Restricted Shares in a manner contrary to the Act or any applicable federal or state securities law, and each Transferor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Restricted Shares.

          (e) Access to Information. Each Transferor has been given access to information regarding the Company, including, in particular, the current financial condition of the Company, and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about the Company.

          (f) Sophistication. Each Transferor is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Restricted Shares.

          (g) Suitability. The investment in the Restricted Shares is suitable for each Transferor based upon its investment objectives and financial needs, and each Transferor has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of investment with respect to the Restricted Shares. Each Transferor's overall commitment to investments that are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Restricted Shares will not cause such overall commitment to become excessive.

          (h) Ability to Bear Risk. Each Transferor is in a financial position to purchase and hold the Restricted Shares and is able to bear the economic risk and withstand a complete loss of its investment in the Restricted Shares.

          (i) High Degree of Risk. EACH TRANSFEROR RECOGNIZES THAT AN INVESTMENT IN THE RESTRICTED SHARES INVOLVES A HIGH DEGREE OF RISK. Each Transferor recognizes that there can be no assurances that the Company will be able to achieve its projected sales or profit goals.

          (j) Legend. Each Transferor understands that the certificates evidencing the Restricted Shares will bear a legend substantially as follows:
"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (k) Accreditation. Each Transferor represents and warrants that it is an "accredited investor," as defined in Rule 501 under the Act.

     4. The Company's Representations and Warranties. As a material inducement to cause the Transferors to enter into this Agreement, the Company hereby represents and warrants to the Transferors, as of the date hereof, as follows:

          (a) Necessary Authorization and Approval. The Company has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of the

Company to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires the Company to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment, order, writ, injunction or decree, which is binding on the Company or the terms of any contract to which the Company is a party. The Company is a corporation duly organized, validly existing and in good standing under the laws of Commonwealth of Virginia and has all requisite power and authority to carry on its business as now being conducted.

          (b) Reports Filed Under the 1934 Act. As of their respective dates, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "1934 Act"), since June 30, 2001, in each case as amended (the "Company Reports"): (a) complied as to form in all material respects with the applicable requirements of the 1934 Act and all other applicable federal, state and local laws, rules and regulations, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the Company Reports not misleading as of the Closing. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (as amended and including the related notes and schedules) (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the U.S. Securities Exchange Commission ("SEC") with respect thereto, (ii) were prepared in all material respects in accordance with generally accepted accounting principles ("GAAP"), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its wholly-owned subsidiaries as of its date in conformity with GAAP. Each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company Reports (as amended and including any related notes and schedules) (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with GAAP, and (C) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect) in conformity with GAAP.

          (c) Subsidiaries. Other than as set forth on Schedule 4(c), the Company has no material subsidiaries and no material interests or investments in any partnership, trust or other entity or organization.

          (d)  Capitalization

               (i) As of the date of the Closing, the authorized capital stock of the Company consists of (A) 19,000,000 shares of Common Stock, and (B) 1,000,000 shares of

Preferred Stock, all of which are designated as Series A Preferred Stock. Immediately prior to the Closing, the issued and outstanding shares of capital stock of the Company consist of 13,318,030 shares of Common Stock, and at the Closing the issued and outstanding shares of capital stock of the Company will be the same, except to the extent that additional shares of Common Stock and Preferred Stock are issued to the Transferors pursuant to this Agreement.

               (ii) All of the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the 1934 Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, the Exchange Equity Consideration issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable securities of the Company, free of all preemptive or similar rights, and entitled to the rights therein described. Upon their issuance in accordance with the terms of the Warrants, the shares of Common Stock issuable upon exercise of the Warrants will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, free of all preemptive or similar rights.

               (iii) Except for the exercise rights that attach to the Warrants and as otherwise set forth on Schedule 4(d), at the Closing there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No shareholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company. Except as set forth on Schedule 4(d), there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

               (iv) Except as set forth on Schedule 4(d), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, or that have anti-dilution or similar rights that would be affected by the issuance of the securities of the Company in accordance with the terms of this Agreement.

               (v) As of the Closing, the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are set forth in the Charter as amended by the Articles of Designation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.

          (e) Absence of Defaults, Conflicts, etc. The execution and delivery of this Agreement and the other instruments and documents contemplated hereby, and the fulfillment of the terms hereof and thereof by the Company, and the issuance of the Exchange Equity

Consideration (and the Common Stock issuable upon conversion or exercise of the Warrants) will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company (collectively the "Key Agreements and Instruments"), or the Charter or Bylaws of the Company, or any rule or regulation of any court or federal, state or foreign regulatory board or body, or administrative agency having jurisdiction over the Company or over its properties or businesses. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such Key Agreements and Instruments or under any license, permit or authorization to which the Company is a party or by which it may be bound.

          (f) Absence of Certain Developments. Except as set forth on Schedule 4(f), and except as disclosed in the Company Reports, since June 30, 2002 there has been no (i) material adverse change in the condition, financial or otherwise, of the Company or in its assets, liabilities, properties, business or prospects, (ii) declaration, setting aside or payment of, or any agreement by the Company to declare, set aside or pay, any dividend or other distribution with respect to the capital stock of the Company (or repurchase or redemption of any capital stock), (iii) issuance of, or any agreement by the Company to issue, capital stock or options, warrants or rights to acquire capital stock (other than the rights granted to the Transferors hereunder), (iv) material loss, destruction or damage to any property of the Company, whether or not insured,
(v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any material change in its personnel or the terms and conditions of employment,
(vii) waiver of any valuable right, (viii) increase in, or any agreement by the Company to increase, salary and benefits of any officer or employee or loan or extension of credit to any officer or employee of the Company except in the ordinary course of business consistent with past practice, or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company otherwise than for fair value in the ordinary course of business.

          (g)  Securities Law Issues.

               (i) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf, has, directly or indirectly, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Exchange Equity Consideration.

               (ii) No Integrated Offering. Neither the Company nor any of its affiliates, nor to the Company's knowledge any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Exchange Equity Consideration (or the underlying Common Stock exercisable pursuant to the Warrants) under the 1934 Act. The issuance of the Exchange Equity Consideration (or the underlying Common Stock exercisable pursuant to the Warrants) to the Transferors will not be integrated with any other issuance of the Company's securities (past, current or future) which will require any shareholder approval under the rules of any public securities market or over-the-counter exchange.

               (iii) Private Offering. Based upon the representations of the Transferors set forth in Section 3 and assuming the accuracy thereof as of the date of the issuance of the Equity Exchange Consideration, the offer, issuance and sale of such securities and the shares of Common Stock issuable upon exercise of the Warrants are and will be exempt from the registration and prospectus delivery requirements of the 1934 Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          (h)  Compliance with Law.

               (i) The Company is in compliance with all laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, except where the failure to be in compliance would not have a material adverse effect on its operations or assets, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations.

               (ii) The Company has all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, except where the failure to possess such licenses, permits, franchises or authorizations would not have a material adverse effect on its operations or assets. The Company has not finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

          (i) Title to Tangible Assets. The Company has good title to its properties and assets and a valid leasehold interest in all its leasehold estates, in each case subject to no Lien, other than or resulting from taxes which have not yet become delinquent and minor Liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business. The Company does not own any real property.

          (j) Insurance. The Company and its properties are insured in such amounts, against such losses and with such insurers as the Company has determined to be prudent based upon the nature of the properties and businesses of the Company.

          (k) Registration Rights. Except as provided by the Amended and Restated Registration Rights Agreement, the Company will not, as of the Closing, be under any obligation to register any of its securities under the 1934 Act.

          (l) Material Facts. This Agreement, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Transferors through the Closing by or on behalf of the Company in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading.

     5.   Covenants of the Company. The Company hereby agrees as follows:

          (a) Amendment of Articles of Incorporation. In order to permit full exercise of the Warrants, at its next annual meeting of shareholders (the "Meeting"), the Company agrees to submit and recommend for approval to its shareholders an amendment to Article IV of its Articles of Incorporation (the "Proposal") increasing the number of authorized but unissued shares of all classes of stock of the Company from 20,000,000, consisting of 19,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $.01 per share, to 40,000,000, consisting of 39,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $.01 per share, which shall consist of 1,000,000 shares of Series A Preferred Stock. In the event the Proposal is not approved at the Meeting, the Company agrees to submit a similar proposal to the shareholders at each subsequent annual shareholders' meeting (each, a "Subsequent Meeting") that occurs prior to the second anniversary of the date hereof until such proposal is approved.

          (b) Proxy Solicitation. In connection with the Meeting and each Subsequent Meeting, the Company agrees to engage a proxy solicitation firm to aid it in the solicitation of proxies with respect to the Proposal or any similar proposal.

          (c) Remedy if Proposal Not Approved by Shareholders. In the event that the shareholders of the Company fail to approve the Proposal or any similar proposal at the Meeting and any Subsequent Meeting, the holders of the Warrants at any time after the Meeting (and prior to approval) may exchange the Warrants (or the portion thereof which is not exercisable based on the Company's failure to reserve a sufficient number of shares of Common Stock) for an additional number of shares of Preferred Stock, which number shall be determined in accordance with Exhibit C hereto.

          (d) Securities Compliance. The Company shall notify all applicable securities markets and over-the-counter exchanges, if any, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Exchange Equity Consideration hereunder, including, without limitation, the preparation and filing with the SEC of a proxy statement for the purposes of soliciting shareholder approval of the Proposal.

          (e) Reservation of Stock Issuable upon Exercise of the Warrants. Following the approval of the Proposal or any similar proposal by the Company's shareholders, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of all outstanding Warrants. If at any time after approval of the Proposal or any similar proposal of the Company's shareholders the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all the then outstanding Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation effecting a combination/reverse split of shares or engaging in best efforts to obtain the requisite shareholder approval for a Charter amendment.

          (f) Financial and Business Information. From and after the date hereof and for as long as the Transferors, together with all of their affiliates, shall own at least 25% of the Company's outstanding capital stock, the Company shall deliver to the Transferors:

               (i) Audit Reports. Promptly upon receipt thereof, one copy of any other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

               (ii) Requested Information. With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Transferors, including but not limited to any financial statement, report, notice or proxy statement sent by the Company to shareholders or filed by the Company with the SEC.

          (g) Inspection. The Company shall permit Transferors, or any nominee, assignee, or representative thereof, to visit and inspect any of the properties of the Company, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with the Transferors, their nominees, assignees and representatives the finances and affairs of the Company), all at such reasonable times and as often as may be reasonably requested and all at the sole expense of the requesting Transferor(s).

          (h)  Conduct of Business.

               (i) The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

               (ii) The Company will comply in all material respects with all applicable laws, rules, regulations and orders, except where the failure to comply would not have a material adverse effect on its business or properties.

               (iii) The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties.

               (iv) The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP.

     6. Indemnity. The Company shall indemnify the Transferors against any loss, cost or damages (including reasonable attorneys' fees) (each, a "Loss" and, collectively, "Losses") incurred by any Transferor (a) as a result of the breach by the Company of any representation, warranty, covenant or agreement in this Agreement or any other agreement, instrument or certificate delivered in connection herewith, or (b) in connection with any lawsuits, claims, actions, suits, proceedings, or investigations relating to the transactions contemplated by this Agreement by any person other than the Company, including, without limitation, any shareholder suits brought by or on behalf of the Company's shareholders.

     7. Benefit. The rights and obligations of the parties hereto shall be binding upon and shall inure to the benefit of such parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     8. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and all prior negotiations, understandings and agreements are merged herein. This Agreement may not be modified or rescinded except pursuant to a written instrument signed by the party against whom enforcement is sought.

     9. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws provisions.

     10. Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transaction contemplated hereby.

     11. Specific Performance. No failure or delay by a Transferor in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law. In view of the uniqueness of the agreements contained in this Agreement and the transactions contemplated hereby and thereby and the fact that Transferors would not have an adequate remedy at law for money damages in the event that any obligation under this Agreement is not performed in accordance with its terms, the Company therefore agrees that each Transferor shall be entitled to specific enforcement of the terms of this Agreement (without the showing of special, imminent or irreparable damages and without any obligation to post bond or other security or surety) in addition to any other remedy to which such Transferor may be entitled, at law or in equity, and if any Transferor shall institute any action or proceeding to enforce the provisions hereof, the Company hereby waives the claim or defense that such Transferor has an adequate remedy at law.

     12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the day and year first above written.

                                THE COMPANY:

                                PRECISION AUTO CARE, INC., a Virginia
                                corporation

                                By: _________________________________
                                Name: _______________________________
                                Title: ______________________________



                                TRANSFERORS:


                                PRECISION FUNDING, L.L.C., a Virginia limited liability company



                                By: _________________________________
                                Name: _______________________________
                                Title: ______________________________



                                DESAROLLO INTEGRADO, S.A. DE C.V.


                                By: _________________________________
                                Name: _______________________________
                                Title: ______________________________



                                _____________________________________
                                Arthur C. Kellar

                                    EXHIBIT A

                        TERMS OF SERIES A PREFERRED STOCK

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                  TRANSFERORS AND EXCHANGE EQUITY CONSIDERATION

                                                                                                      Number of Shares of
                                                                                                     Preferred Stock to be
                                                                                                        Received in the
                                                                                                        Event that the
                                                                                                     Shareholders Fail to
                                                                                                         Approve the
                                                                                                       Proposal or any
                                                                                      Number of       similar proposal
                                                    Number of        Number of     Shares Issuable   in accordance with
                                Debt to be          Shares of        Shares of      Upon Exercise    the terms of this
        Transferors             Surrendered      Preferred Stock    Common Stock      of Warrant         Agreement
--------------------------------------------------------------------------------------------------------------------------
Precision Funding, L.L.C.    $12,665,372.03
c/o Avenir Corporation       outstanding under
1725 K Street, Suite 410     the Senior              352,800          1,764,000       8,094,671           256,582*
Washington, DC 20006         Debenture
Attn: Peter Keefe

Arthur C. Kellar             $5,265,264.15
106 Ebbtide Drive            outstanding under
North Palm Beach,            the Subordinated        147,200            736,000       3,377,368           107,055*
Florida 33408                Debenture

*In the event that the shareholders fail to approve the Proposal or any similar proposal in accordance with the terms of this Agreement, in lieu of receipt of this number of shares of Preferred Stock, the Transferor may elect to exchange that portion of the Warrant which is not exercisable based upon the number of shares of Common Stock authorized for issuance for the number of shares of Preferred Stock calculated based upon the following formula:

   Number of Shares of                     Number of Shares of Common Stock                  Number of Shares of Preferred
   Preferred Stock             =    (1-    Available for Exercise under the            )*    Stock Issuable by the Company
   Issuable By the Company                 Warrant at the Time of the Exchange               in
                                          -----------------------------------------
                                           Total Number of Shares of Common Stock            the Event that the Entire
                                           Issuable under the Terms of the Warrant           Warrant is Exchanged

                                    EXHIBIT D

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E

                                VOTING AGREEMENT

                                    EXHIBIT F

                              SIDE LETTER AGREEMENT

                                                                   Schedule 4(c)

                                  Subsidiaries

Hydro Spray Car Wash Equipment Co., Ltd.
Precision Auto Care, Inc.
Precision Franchising LLC
Precision Tune Auto Care, Inc.
WE JAC Corporation

                                                                   Schedule 4(d)

                        Outstanding Derivative Securities

                                                        Option Shares
                                                        Granted Pursuant to
                                                        Stock Option Plans
                                                        ------------------

   Art Kellar .........................................       37,500
   Bernard Clineburg ..................................       32,500
   Cliff Tidman .......................................        2,500
   Dave Yakaitis ......................................      160,000
   Doug Krueger .......................................       15,000
   Effie Eliopulos ....................................        9,000
   Ernie Malas ........................................       75,000
   Eugene Deal ........................................        4,500
   George Bavelis .....................................        4,500
   George Pandazi .....................................        4,500
   Glyn Massingil .....................................       25,000
   James Barger .......................................       23,125
   Jeff Schultheis ....................................       10,000
   Jerry Little .......................................       35,000
   Joel Burrows .......................................       25,000
   John Jacobs ........................................        5,000
   John Tarrant .......................................       25,000
   John Wiegand .......................................       46,250
   Karl Byrer .........................................       45,000
   Kelly Blackstock ...................................       10,000
   Kent Oltman ........................................       20,000
   Keri Wirtz .........................................        2,500
   Kevin Bates ........................................       25,000
   Lee Adamantis ......................................        2,500
   Lou Brown ..........................................      500,000
   Lynn Caruthers .....................................       12,500
   Mauricio Zambrano ..................................          450
   Ralph DelAguila ....................................        2,500
   Robert Falconi .....................................      430,050
   Ron McClaran .......................................        5,000
   Sam Ibrahim ........................................       32,500
   Steve Hamm .........................................       17,500
   Woodley Allen ......................................       72,500

                                                                   Schedule 4(f)

                    Certain Developments Since June 30, 2002

Salary Increases:

Effective January 1, 2003                Salary                 Bonus
-------------------------                ------                 -----

Robert R. Falconi                      $220,000/1/            $60,000/2/

Frederick F. Simmons                   $195,000/1/            $35,000/2/

Louis M. Brown, Jr./3/                 $200,000               $50,000

____________________

/1/ This represents an increase of $10,000 from current levels.
/2/ This represents no increase from current levels.
/3/ Prior to this Mr. Brown received no compensation.

Effective January 1, 2004
All salaries and bonuses will increase by $10,000 as a minimum.

Effective January 1, 2005
All salaries and bonuses will increase by $10,000 as a minimum.